UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 31, 2008
(Date of earliest event reported)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or otherjurisdiction ofincorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 31, 2008, the board of directors (the “Board”) of Surge Global Energy, Inc., a Delaware corporation (the “Company”), in consultation with management of the Company, determined that previously issued (i) consolidated financial statements for the quarters ended (a) March 31, 2007 contained in the Company’s Quarterly Report on Form 10-QSB filed May 21, 2007, (b) June 30, 2007 contained in the Company’s Quarterly Report on Form 10-QSB filed August 20, 2007, and (c) September 30, 2007 contained in the Company’s Quarterly Report on Form 10-QSB filed November 16, 2007, and (ii) Pro Forma Financial Information contained in (x) the Company’s Current Report on Form 8-K filed July 5, 2007, should be restated to correct an error in accounting for certain taxes in connection with the acquisition of Peace Oil Corp. (“Peace Oil”) by the Company’s indirectly-owned Canadian subsidiary, Cold Flow Energy ULC (“Cold  Flow”) and subsequent sale of certain assets by Peace Oil.  Accordingly, the Board concluded that the consolidated financial statements for such periods should not be relied upon.  Upon advice from Canadian tax counsel and accounting advisors, the Board has determined that the purchase and sale of the Peace Oil assets requires different treatment under Canadian tax laws and regulations than it would under the tax laws and regulations of the United States.

After consultation with Canadian counsel and accountants, the Board determined that the reserve for Canadian income taxes was incorrect and should be restated.  The amounts reported in the Company’s financial statements for its quarter ended March 31, 2007, fail to take into account differences between the assigned values of the purchase price to the assets and the corresponding tax attributes available to Peace Oil.  In addition the amounts reported in the Company’s financial statements for its quarters ended June 30, 2007 and September 30, 2007 do not properly reflect tax consequences of the sale of certain assets by Peace Oil.  The Board has determined that the additional amount of tax payable cannot yet be determined because such amount could be affected by circumstances as yet unresolved.  However, the additional amount of tax payable is expected to increase by approximately $3,600,000 to $5,000,000 above the amount accrued in the previously reported financial statements and may be subject to revision. The Company has concluded the Canadian tax liability will have a material impact on the Company’s financial position, results of operations and liquidity. There is no assurance that the Company will be able to mitigate the tax liability.

The restatements will be reflected in Quarterly Reports on Form 10-QSB/A for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which the Company intends to file with the Securities and Exchange Commission as soon as practicable.

The Board through its audit committee have discussed with RBSM LLP, who serves as the Company’s current independent registered public accounting firm, the matters disclosed in this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits.

 99.1    Press Release dated January 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: February 1, 2008	By:	/s/ William Greene William Greene, Chief Financial Officer

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